Stone Ridge Trust

Multi-Class Plan Pursuant to Rule 18f-3

Appendix A

Stone Ridge Reinsurance Risk Premium Fund
Class I
Class M

Stone Ridge High Yield Reinsurance Risk Premium Fund
Class I
Class M

Stone Ridge U.S. Variance Risk Premium Fund
Class I
Class M

Stone Ridge U.S. Small Cap Variance Risk Premium Fund
Class I
Class M